UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 1, 2019

(Date of earliest event reported)

Phillips 66 Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(855) 283-9237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units Representing Limited Partner Interests	PSXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Information.

As previously disclosed, on August 1, 2019, Phillips 66 Partners GP LLC (the “General Partner”), the general partner of Phillips 66 Partners LP (“PSXP”), entered into the Third Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP in order to, among other things, provide for the cancellation of the incentive distribution rights representing limited partner interests in PSXP and the conversion of the economic general partner interest in PSXP held by the General Partner into a non-economic general partner interest. As a result, PSXP is filing Exhibit 99.1 hereto in order to replace in their entirety the sections entitled “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “Our Partnership Agreement” that appear in each of (i) PSXP’s Registration Statement on Form S-3 (Registration File No. 333-217734), as filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2017, as amended, (ii) PSXP’s Registration Statement on Form S-3 (Registration File No. 333-221353), as filed with the Commission on November 3, 2017, as amended, (iii) PSXP’s Registration Statement on Form S-3 (Registration File No. 333-222178), as filed with the Commission on December 20, 2017, and (iv) PSXP’s Registration Statement on Form S-3 (Registration File No. 333-232865), as filed with the Commission on July 26, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description

99.1	—	Provisions of Our Partnership Agreement Relating to Cash Distributions and Our Partnership Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: August 2, 2019	By:	/s/ Paula A. Johnson
Paula A. Johnson
Vice President